Exhibit 99.1

EMCORE Reports Fiscal 2020 Fourth Quarter Results

ALHAMBRA, CA, November 30, 2020 – EMCORE Corporation (Nasdaq: EMKR), a leading provider of advanced mixed-signal products that serve the aerospace & defense and broadband communications markets, today announced results for the fiscal 2020 fourth quarter ended September 30, 2020 (4Q20). Management will host a conference call to discuss financial and business results tomorrow, Tuesday, December 1, 2020, at 8:00 AM Eastern Time.

Consolidated revenue for 4Q20 was $33.5 million, comprised of $14.5 million from the Aerospace & Defense segment and $19.0 million from the Broadband segment. Net income on a GAAP and non-GAAP basis was $0.7 million and $2.9 million, respectively, in 4Q20 compared with a net loss on a GAAP and non-GAAP basis of $1.3 million and $0.7 million, respectively, in 3Q20. Adjusted EBITDA was positive $4.0 million in 4Q20.

“Solid execution in 4Q20 resulted in revenue growth of 23% sequentially and continued gross margin expansion, enabling us to achieve positive GAAP earnings and very strong non-GAAP profitability metrics. Increased sales of our Quartz MEMS Navigation and Defense Optoelectronics product lines drove the growth for A&D, while robust demand for our Cable TV products resulted in exceptional financial performance for Broadband,” said Jeff Rittichier, Chief Executive Officer of EMCORE. “Looking ahead, despite the ongoing challenges of the COVID-19 pandemic, we expect to continue to execute well in all areas of the business, including Broadband where we see orders for our Cable TV products extending well into the June 2021 quarter,” concluded Rittichier.

Consolidated Results

	Three Months Ended
	Sep 30, 2020	Jun 30, 2020	+ increase /
	4Q20	3Q20	- decrease
Revenue	$33.5M	$27.3M	+$6.2M
Gross Margin	37%	34%	+3%
Operating Expenses	$11.9M	$10.4M	+$1.5M
Operating Margin	2%	-4%	+6%
Net Income (Loss)	$0.7M	($1.3M)	+$2.0M
Earnings (Loss) Per Share	$0.02	($0.04)	+$0.06
Non-GAAP Gross Margin (1)	38%	34%	+4%
Non-GAAP Operating Expenses (1)	$9.7M	$10.1M	-0.4M
Non-GAAP Operating Margin (1)	9%	-3%	+12%
Non-GAAP Net Income (Loss) (1)	$2.9M	($0.7M)	+$3.6M
Non-GAAP Earnings (Loss) Per Share (1)	$0.10	($0.03)	+$0.13
Adjusted EBITDA	$4.0M	$0.3M	+$3.7M
Ending Cash and Cash Equivalents	$30.5M	$29.7M	+$0.8M
Loan Payable	$6.5M	$6.5M	+$0.0M
(1) Please refer to the schedules at the end of this press release for complete GAAP to non-GAAP reconciliations and other information related to non-GAAP financial measures

Aerospace and Defense (A&D) Segment

A&D’s sequential-quarter revenue increase was driven by increased revenue for the Quartz MEMS and Defense Optoelectronics product lines. A&D’s sequential-quarter gross margin decrease was due to a less favorable product mix in 4Q20 and non-recurring credits in 3Q20.

Three Months Ended
	Sep 30, 2020	Jun 30, 2020	+ increase /
	4Q20	3Q20	- decrease
A&D Segment Revenue	$14.5M	$14.0M	+$0.5M
A&D Segment Gross Margin	31%	35%	-4%
A&D Segment R&D Expense (2)	$5.6M	$3.9M	+$1.7M
A&D Segment Profit	-$1.1M	$1.0M	-$2.1M
Non-GAAP A&D Segment Gross Margin (1)	32%	36%	-4%
Non-GAAP A&D Segment R&D Expense (1)	$4.0M	$3.9M	+$0.1M
Non-GAAP A&D Segment Profit	$0.6M	$1.1M	-$0.5M
(1) Please refer to the schedules at the end of this press release for complete GAAP to non-GAAP reconciliations and other information related to non-GAAP financial measures
(2) Individual components may not sum to the total of reported consolidated amounts due to rounding.

Broadband Segment

Broadband’s sequential-quarter revenue increase was driven by robust demand for Cable TV optical transmitters and components. Broadband’s sequential-quarter gross margin increase was driven by the increased revenue, over-absorption of production costs, and a favorable product mix.

Three Months Ended
	Sep 30, 2020	Jun 30, 2020	+ increase /
	4Q20	3Q20	- decrease
Broadband Segment Revenue	$19.0M	$13.3M	+$5.7M
Broadband Segment Gross Margin	42%	33%	+9%
Broadband Segment R&D Expense (2)	$0.7M	$0.9M	-$0.2M
Broadband Segment Profit	$7.3M	$3.5M	+$3.8M
Non-GAAP Broadband Segment Gross Margin (1)	42%	33%	+9%
Non-GAAP Broadband Segment R&D Expense (1)	$0.6M	$0.8M	-$0.2M
Non-GAAP Broadband Segment Profit	$7.4M	$3.6M	+$3.8M
(1) Please refer to the schedules at the end of this press release for complete GAAP to non-GAAP reconciliations and other information related to non-GAAP financial measures
(2) Individual components may not sum to the total of reported consolidated amounts due to rounding.

Business Outlook

The Company expects revenue for the fiscal first quarter ending December 31, 2020 to be in the range of $32 million to $34 million.

Conference Call

The Company will discuss its financial results on December 1, 2020 at 8:00 a.m. ET (5:00 a.m. PT). The call will be available by dialing 800-367-2403. For international callers, please dial +1 334-777-6978. The conference passcode number is 9769724. The call will be webcast live via the Company's website at http://investor.emcore.com/events.cfm. A webcast will be available for replay beginning approximately one hour following the conclusion of the call on the Company's website.

About EMCORE

EMCORE Corporation is a leading provider of advanced mixed-signal products that serve the aerospace & defense and broadband communications markets. Our best-in-class components and systems support a broad array of applications including navigation and inertial sensing, defense optoelectronics, broadband transport, 5G wireless infrastructure, optical sensing, and cloud data centers. We leverage industry-leading Quartz MEMS, Lithium Niobate and Indium Phosphide chip-level technology to deliver state-of-the-art component and system-level products across our end-market applications. EMCORE has vertically-integrated manufacturing capability at its wafer fabrication facility in Alhambra, CA, and quartz MEMS manufacturing facility in Concord, CA. Our manufacturing facilities maintain ISO 9001 quality management certification, and we are AS9100 aerospace quality certified at our facility in Concord. For further information about EMCORE, please visit http://www.emcore.com.

Use of Non-GAAP Financial Measures

The Company conforms to U.S. Generally Accepted Accounting Principles (GAAP) in the preparation of its financial statements. We disclose supplemental non-GAAP earnings measures for gross profit margin, operating expenses, operating profit margin, net income, and earnings per share, as well as adjusted EBITDA.

Management believes these supplemental non-GAAP measures reflect the Company’s core ongoing operating performance and facilitates comparisons across reporting periods. The Company uses these measures when evaluating its financial results and for planning and forecasting of future periods. We believe that these supplemental non-GAAP measures are also useful to investors in assessing our operating performance. While we believe in the usefulness of these supplemental non-GAAP measures, there are limitations. Our non-GAAP measures may not be reported by other companies in our industry and/or may not be directly comparable to similarly titled measures of other companies due to potential differences in calculation. We compensate for these limitations by using these non-GAAP measures as a supplement to GAAP and by providing the reconciliations to the most comparable GAAP measure.

The schedules at the end of this press release reconcile the Company’s non-GAAP measures to the most directly comparable GAAP measure. The adjustments share one or more of the following characteristics: they are unusual and the Company does not expect them to recur in the ordinary course of its business, they do not involve the expenditure of cash, they are unrelated to the ongoing operation of the business in the ordinary course, or their magnitude and timing is largely outside of the Company’s control. For all reporting periods disclosed, the Company has applied consistent rationale, method, and adjustments in reconciling non-GAAP measures to the most directly comparable GAAP measure.

Non-GAAP measures are not in accordance with or an alternative to GAAP, nor are they meant to be considered in isolation or as a substitute for comparable GAAP measures. Our disclosures of these measures should be read only in conjunction with our financial statements prepared in accordance with GAAP. Non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

Forward-Looking Statements

The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”). These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Such forward-looking statements include, in particular, projections about our future results, statements about our plans, strategies, business prospects, changes and trends in our business and the markets in which we operate.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters such as projected financial results, the development of new products, enhancements or technologies, sales levels, expense levels and other statements regarding matters that are not historical are forward-looking statements. We caution that these forward-looking statements relate to future events or our future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements of our business or our industry to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (a) the rapidly evolving markets for the Company's products and uncertainty regarding the development of these markets; (b) the Company's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; (c) delays and other difficulties in commercializing new products; (d) the failure of new products: (i) to perform as expected without material defects, (ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by our customers, and (iv) to successfully compete with products offered by our competitors; (e) uncertainties concerning the availability and cost of commodity materials and specialized product components that we do not make internally; (f) actions by competitors; (g) risks and uncertainties related to applicable laws and regulations, including the impact of changes to applicable tax laws and tariff regulations; (h) acquisition-related risks, including that (i) the revenues and net operating results obtained from our acquisition of the Systron Donner Inertial ("SDI") business may not meet our expectations, (ii) the costs and cash expenditures for integration of the SDI business operations may be higher than expected, (iii) there could be losses and liabilities arising from the acquisition of SDI that we will not be able to recover from any source, and (iv) we may not realize sufficient scale in our navigation systems product line from the SDI acquisition and will need to take additional steps, including making additional acquisitions, to achieve our growth objectives for this product line; (i) risks related to our ability to obtain capital; (j) risks related to the transition of certain of our manufacturing operations from our Beijing facility to a contract manufacturer’s facility; (k) the outbreak of COVID-19 and the impact on our business and operations, which is evolving and beyond our control; and (l) other risks and uncertainties discussed under Item 1A - Risk Factors in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, as updated by our subsequent periodic reports.

Forward-looking statements are based on certain assumptions and analysis made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate under the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. All forward-looking statements in this press release are made as of the date hereof, based on information available to us as of the date hereof, and subsequent facts or circumstances may contradict, obviate, undermine, or otherwise fail to support or substantiate such statements. We caution you not to rely on these statements without also considering the risks and uncertainties associated with these statements and our business that are addressed in our filings with the Securities and Exchange Commission (“SEC”) that are available on the SEC’s web site located at www.sec.gov, including the sections entitled “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Certain information included in this press release may supersede or supplement forward-looking statements in our other Exchange Act reports filed with the SEC. We do not intend to update any forward-looking statement to conform such statements to actual results or to changes in our expectations, except as required by applicable law or regulation.

EMCORE CORPORATION

Condensed Consolidated Statement of Operations

(in thousands, except for per share data)

(unaudited)

	For the three months ended		For the fiscal year ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue	$33,530	$24,300	$110,128	$87,265
Cost of revenue	21,067	24,532	74,546	72,176
Gross profit	12,463	(232)	35,582	15,089
Operating expense:
Selling, general, and administrative	5,669	8,217	24,631	32,094
Research and development	6,236	6,435	20,269	19,443
Loss (gain) from change in estimate on ARO obligation	—	26	—	(14)
Gain on sale of assets	(55)	(302)	(2,284)	(302)
Total operating expense	11,850	14,376	42,616	51,221
Operating income (loss)	613	(14,608)	(7,034)	(36,132)
Other income:
Interest (expense) income, net	(50)	39	(104)	629
Foreign exchange gain (loss)	227	(396)	198	(427)
Total other (expense) income	177	(357)	94	202
Income (loss) before income tax expense	790	(14,965)	(6,940)	(35,930)
Income tax expense	(87)	(10)	(60)	(54)
Net income (loss)	$703	$(14,975)	$(7,000)	$(35,984)
Foreign exchange translation adjustment	(27)	29	(32)	65
Comprehensive income (loss)	$676	$(14,946)	$(7,032)	$(35,919)
Per share data:
Net income (loss) per basic and diluted share	$0.02	$(0.52)	$(0.24)	$(1.29)
Weighted-average number of basic and diluted shares outstanding	29,386	28,734	29,136	27,983

EMCORE CORPORATION

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	As of September 30,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$30,390	$21,574
Restricted cash	148	403
Accounts receivable, net of allowance of $227 and $148, respectively	25,324	18,497
Contract assets	1,566	1,055
Inventory	25,525	24,051
Prepaid expenses and other current assets	5,589	6,389
Assets held for sale	1,568	—
Total current assets	90,110	71,969
Property, plant, and equipment, net	21,052	37,223
Goodwill	69	69
ROU assets	14,566	—
Other intangible assets, net	202	239
Other non-current assets	242	62
Total assets	$126,241	$109,562
LIABILITIES and SHAREHOLDERS’ EQUITY
Current liabilities:
Borrowings from credit facility	$—	$5,497
Accounts payable	16,484	10,701
Accrued expenses and other current liabilities	11,577	14,521
ROU liability - current	992	—
Total current liabilities	29,053	30,719
PPP liability - non-current	6,488	—
ROU liability - non-current	13,735	—
Asset retirement obligations	2,022	1,890
Other long-term liabilities	794	207
Total liabilities	52,092	32,816
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value, 50,000 shares authorized; 36,461 shares issued and 29,551 shares outstanding as of September 30, 2020; 35,803 shares issued and 28,893 shares outstanding as of September 30, 2019	744,361	739,926
Treasury stock at cost; 6,910 shares	(47,721)	(47,721)
Accumulated other comprehensive income	918	950
Accumulated deficit	(623,409)	(616,409)
Total shareholders’ equity	74,149	76,746
Total liabilities and shareholders’ equity	$126,241	$109,562

EMCORE CORPORATION

Reconciliations of GAAP to Non-GAAP Financial Measures

	Three Months Ended
	Sep 30, 2020	Jun 30, 2020
	4Q20	3Q20
Gross Profit	$12,463	$9,218
Gross Margin	37%	34%

Adjustments:
Stock-based compensation	194	166
Asset retirement obligation (ARO) accretion	8	8
Amortization of acquired intangibles	9	9
Total adjustments	211	183

Non-GAAP Gross Profit	$12,674	$9,401
Non-GAAP Gross Margin	38%	34%

	Three Months Ended
	Sep 30, 2020	Jun 30, 2020
	4Q20	3Q20
Operating Expenses	$11,850	$10,431
Stock-based compensation	(697)	(613)
Acquisition-related expenses	—	3
Severance and restructuring charges	(5)	(13)
CATV transition - gain on sale of asset	55	312
Litigation-related expenses	(1,464)	(18)
Non-GAAP Operating Expenses	$9,739	$10,102

	Three Months Ended
	Sep 30, 2020	Jun 30, 2020
	4Q20	3Q20
Operating Profit	$613	$(1,213)
Operating Margin	2%	-4%

Adjustments:
Stock-based compensation	891	779
Asset retirement obligation (ARO) accretion	8	8
Acquisition-related expenses	—	(3)
Amortization of acquired intangibles	9	9
Severance and restructuring charges	5	13
CATV transition - gain on sale of asset	(55)	(312)
Litigation-related expenses	1,464	18
Total adjustments	2,322	512

Non-GAAP Operating Profit	2,935	(701)
Non-GAAP Operating Margin	9%	-3%

Depreciation	1,108	1,029
Adjusted EBITDA	$4,043	$328
Adjusted EBITDA %	12%	1%

	Three Months Ended
	Sep 30, 2020	Jun 30, 2020
	4Q20	3Q20
Net Income (Loss)	$703	$(1,287)
Earnings (Loss) Per Share	0.02	(0.04)

Adjustments:
Stock-based compensation	891	779
Asset retirement obligation (ARO) accretion	8	8
Acquisition-related expenses	—	(3)
Amortization of acquired intangibles	9	9
Severance and restructuring charges	5	13
CATV transition - gain on sale of asset	(55)	(312)
Litigation-related expenses	1,464	18
Foreign currency gain/loss	(227)	20
Income tax expense	87	14
Total adjustments	2,182	546

Non-GAAP Net Income (Loss)	2,885	(741)
Non-GAAP Earnings (Loss) Per Share	0.10	(0.03)

Interest expense	50	40
Depreciation	1,108	1,029
Adjusted EBITDA	$4,043	$328
Adjusted EBITDA %	12%	1%

	Three Months Ended			Three Months Ended
	Sep 30, 2020	Jun 30, 2020		Sep 30, 2020	Jun 30, 2020
	4Q20	3Q20		4Q20	3Q20
Aerospace and Defense			Broadband
Gross Profit	$4,501	$4,877	Gross Profit	$7,962	$4,341
Gross Margin	31%	35%	Gross Margin	42%	33%

Adjustments:			Adjustments:
Stock-based compensation	154	114	Stock-based compensation	40	52
Asset retirement obligation (ARO) accretion	—	—	Asset retirement obligation (ARO) accretion	8	8
Amortization of acquired intangibles	9	9	Amortization of acquired intangibles	—	—
Total adjustments	163	123	Total adjustments	48	60

Non-GAAP Gross Profit	$4,664	$5,000	Non-GAAP Gross Profit	$8,010	$4,401
Non-GAAP Gross Margin	32%	36%	Non-GAAP Gross Margin	42%	33%

Aerospace and Defense			Broadband
R&D Expenses	$5,574	$3,925	R&D Expenses	$662	$882
Stock-based compensation	(70)	(53)	Stock-based compensation	(42)	(72)
Litigation-related expenses	(1,464)	—	Litigation-related expenses	—	—
Non-GAAP R&D Expenses	$4,040	$3,872	Non-GAAP R&D Expenses	$620	$810

Contact:

EMCORE Corporation

Tom Minichiello

(626) 293-3400

investor@emcore.com